Exhibit 13.28

BiockstackNetworkTokenSal e TBD:Purchasers(bothvoucherholdersandnon-voucherholderslwhohave ssed identityand anynecessaryaccredotationche<:kscanreviewandagreetoall agreementsandsendtunds Purchaser Requirements ParticipantsintheStacksTokenSalemustmeetcompliancerequirementstoverify theiridentity.Here'siswhatyou'llneed x Residentsof Canada,Japan,andOFAC na tionsarenoteligible toparticipate - AnypersoninterestedininvestinginanyofferingofStacks Tokensshooldreviewourdisclosuresandthepubliclyf iledolleringstatementrelatingtothatotfer ing,acopyof which isavailableonthis website. Youmayobtainacopyolthepreliminaryolleringcircularthat ispartolthatolleringstatement here Blockstackisnotregtstered,licensedorsupervisedasabrokerdealerorinvestmentadviserbytheSecuritiesandExchangeCommission(SEC),theFinanciallndustry RegulatoryAuthor ity(FINRA)oranyotherfinancialregulatoryauthorityor licensedtoprovideanylinancialadviceorservices

BiockstackNetworkTokenSal e Who will be purchasing? 0 Aperson *B' AnypersoninterestedininvestinginanyofferingofStacks Tokensshooldreviewourdisclosuresandthepubliclyf iledolleringstatementrelatingtothato11er ing,acopyof whichisavailableonthis website. Youmayobtainacopyolthepreliminaryolleringcircularthat ispartolthatolferingstatement here Blockstackisnotregtstered,licensedorsupervisedasabrokerdealerorinvestmemadviserbytheSecuritiesandExchangeCommission(SEC),theFinanciallndustry RegulatoryAuthor ity(FINRA)oranyotherfinancialregulatoryauthorityor licensedtoprovideanylinancialadviceorservices

BiockstackNetworkTokenSal e AnypersoninterestedininvestinginanyofferingofStacks Tokensshooldreviewourdisclosuresandthepubliclyilledofleringstatementrelatingtothatotfer ing,acopyof whichisavailableonthis website. Youmayobtainacopyofthepreliminaryolleringcircularthat ispartolthatolleringstatement here Blockstackisnotregtstered,licensedorsupervisedasabrokerdealerorinvestmentadviserbytheSecuritiesandExchangeCommission(SEC),theFinanciallndustry RegulatoryAuthor ity(FINRA)oranyotherlinancialregulatoryauthorityor licensedtoprovideanylinancialadviceorservices *f+'

BiockstackNet workTokenSal e $100-$ 50, 000,000. Youmustpun:haseatleastS100toparticipa te Vouare notobligatedtopun:hase theamountindicatedhere lfyourfinalpurchaseamount ismore than10%ofthegreaterofyourannualincomeornet worth,you'llneedtobean accredited investor. AnypersoninlerestedininvestinginanyolferingofStacks Tokensshouldreviewourdisclosuresandthepubliclyilledolleringstatementrelatingtothato11er ing,acopyof whichisavailableonthis website. Youmayobtainacopyolthepreliminaryolleringcircularthat ispartolthatolleringstatement here Blockstackisnotregtstered,licensedorsupervisedasabrokerdealerorinvestmemadviserbytheSecuritiesandExchangeCommission(SEC),!heFinanciallndus!ry Regula!oryAu!hor ity(FINRA)oranyotherfinancialregulatoryauthorityor licensed!oprovideanylinancialadviceorsef'lices 6iiiiiiiiiij

BiockstackNet workTokenSal e Su bmit your stacks ad d ress Tocrea teanewStacksaddress 6ii!iiifidi+ !if* AnypersoninterestedininvestinginanyofferingofStacks Tokensshooldreviewourdisclosuresandthepubliclyf iledolleringstatementrelatingtothato11er ing,acopyof whichisavailableonthis website. Youmayobtainacopyolthepreliminaryolleringcircularthat ispartolthatolferingstatement here Blockstackisnotregtstered,licensedorsupervisedasabrokerdealerorinvestmemadviserbytheSecuritiesandExchangeCommission(SEC),theFinanciallndustry RegulatoryAuthor ity(FINRA)oranyotherfinancialregulatoryauthorityor licensedtoprovideanylinancialadviceorservices

BiockstackNetworkTokenSal e 0 StacksTokenSale-Pre-registrationpending lfyouhaveavoucher forStacksTokensbutdidnotregister itbytheMay29,2019deadline, youmayregisterit andbeplacedonthewaitlist here AnypersoninterestedininvestinginanyolferingofStacks Tokensshouldreviewourdisclosuresandthepubliclyilledolleringstatementrelatingtothato11er ing,acopyof which isavailableonthis website. Youmayobtainacopyolthepreliminaryolleringcircularthat ispartolthatolleringstatement here Blockstackisnotregtstered,licensedorsupervisedasabrokerdealerorinvestmemadviserbytheSecuritiesandExchangeCommission(SEC),theFinanciallndustry RegulatoryAuthor ity(FINRAioranyotherfinandalregulatoryauthorityor licensedtoprovideanylinandaladviceorsef'lices

BiockstackNet workTokenSal e Upload your Blockstack Token Voucher - *''hlilii* AnypersoninterestedininvestinginanyofferingofStacks Tokensshooldreviewourdisclosuresandthepubliclyilledolleringstatementrelatingtothatotfer ing,acopyof whichisavailableonthis website. Youmayobtainacopyofthepreliminaryolleringcircularthat ispartolthatolleringstatement here Blockstackisnotregtstered.licensedorsupervisedasabrokerdealerorinvestmentadviserbytheSecuritiesandExchangeCommission(SEC),theFinanciallndustry RegulatoryAuthor ity(FINRA)oranyotherlinancialregulatoryauthorityor licensedtoprovideanylinancialadviceorservices